EXHIBIT 10.12

                             NOTE PURCHASE AGREEMENT

         THIS NOTE PURCHASE AGREEMENT, dated as of November 15, 2005 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this "AGREEMENT"), is made among PAGE THREE FUNDING LLC, a Delaware limited liability company (the "ISSUER"), CONSUMER PORTFOLIO SERVICES, INC., a California corporation ("CPS" or the "SERVICER"), and BEAR, STEARNS INTERNATIONAL LIMITED, a limited liability company incorporate in England and Wales, as Note Purchaser (in such capacity, together with any successors in such capacity, the "NOTE PURCHASER").

                                 R E C I T A L S
                                 ---------------

                  1. Contemporaneously with the execution and delivery of this Agreement, the Issuer and Wells Fargo Bank, National Association, a national banking association, as trustee (together with its successors in trust thereunder as provided in the Indenture referred to below, the "TRUSTEE"), are entering into the Indenture, of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "INDENTURE"), pursuant to which the Issuer will issue a class of Variable Funding Notes (the "NOTES").

                  2. The security for the Notes will include retail installment sale contracts secured by the new and used automobiles, vans, minivans and light trucks financed thereby and certain other Conveyed Property. The Receivables will initially be serviced by CPS. The Notes will be secured by the Receivables, which will be pledged by the Issuer to the Trustee from time to time pursuant to the Indenture.

                  3. The Issuer will acquire a pool of Receivables (the "INITIAL RECEIVABLES") from CPS pursuant to a Sale and Servicing Agreement, dated as of November 15, 2005 (such date, the "INITIAL CUTOFF DATE" and such agreement, the "SALE AND SERVICING AGREEMENT"), among the Issuer, as purchaser, CPS, as seller and servicer (in such capacities, the "SELLER" and the "SERVICER," respectively), and the Trustee. The Issuer will in turn pledge the Initial Receivables to the Trustee pursuant to the Indenture. From time to time prior to the Facility Termination Date pursuant to the Sale and Servicing Agreement, the Seller will sell, and the Issuer will purchase, additional pools of Receivables (the "ADDITIONAL RECEIVABLES" and, together with the Initial Receivables, the "RECEIVABLES") secured by the new and used automobiles, vans, minivans and light trucks financed thereby and certain other Conveyed Property. The Initial Receivables and the Additional Receivables will be described in the schedules to one or more assignments by the Seller to the Issuer (each, an "ASSIGNMENT") dated as of the cutoff date specified therein (such date, a "CUTOFF DATE" and each date of transfer, a "FUNDING DATE", in each case with respect to the related Receivables and other Collateral). The Issuer will in turn pledge the Additional Receivables to the Trustee pursuant to the Indenture. In addition to the Receivables, repayment of the Notes will be secured by a security interest in the other Collateral.

                  4. The Issuer wishes to issue the Notes in favor of the Note Purchaser and obtain the agreement of the Note Purchaser to purchase the Notes and to purchase increases in the Notes from time to time (each, an "ADVANCE"), all of which Advances (including the Initial Advance) will constitute Advances, and all of which Advances (including the Initial Advance) will be evidenced by the Notes purchased in connection herewith. Each Advance and all Advance Amounts with respect thereto will rank pari passu and will be secured by all of the Collateral regardless of whether a particular Receivable was pledged to the Trustee prior to, on the date of, or subsequent to the date of such Advance or Advance Amount without preference or priority of any kind. Subject to the terms and conditions of this Agreement and the other Basic Documents, the Note Purchaser is willing to purchase Advances from time to time in an aggregate outstanding amount up to the Maximum Invested Amount until the Facility Termination Date. CPS has joined in this Agreement to confirm certain representations, warranties and covenants made by it as Servicer and as Seller for the benefit of the Note Purchaser.

                                   ARTICLE I
                                   DEFINITIONS

         SECTION 1.01 DEFINITIONS. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in Annex A to the Sale and Servicing Agreement. The definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

                                   ARTICLE II
                          PURCHASE AND SALE OF THE NOTE

         SECTION 2.01 THE INITIAL NOTE PURCHASE. On the terms and conditions set forth in the Indenture, the Sale and Servicing Agreement and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, the Issuer shall issue and cause the Trustee to authenticate and deliver to the Note Purchaser the Notes on the Closing Date. The Notes shall be dated the Closing Date, registered in the name of "Bear, Stearns Securities Corp.", the nominee of the Note Purchaser, and duly authenticated in accordance with the provisions of the Indenture.

         SECTION 2.02 ADVANCES. Upon the Issuer's request, delivered in accordance with the provisions of SECTION 2.03, subject to the satisfaction of all conditions precedent thereto and to the terms and conditions of the Basic Documents, and in reliance upon the representations and warranties set forth herein and therein, the Note Purchaser shall purchase Advances from time to time during the Term at the relevant Advance Amount; provided that no Advance shall be required or permitted to be purchased on any date if, after giving effect to such Advance, (a) the Invested Amount would exceed the Maximum Invested Amount or (b) a Borrowing Base Deficiency exists or would exist. Subject to the terms and conditions of this Agreement and the Indenture, the aggregate principal amount of the Notes outstanding may be increased, to a maximum amount not to exceed the Maximum Advance Amount, or decreased from time to time.


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         SECTION 2.03 ADVANCE AND PREPAYMENT PROCEDURES.

                  (a) Whenever the Issuer wishes the Note Purchaser to purchase an Advance, the Issuer shall (or shall cause the Servicer to) notify the Note Purchaser by telephone, promptly followed by written notice, with an electronic copy of such notice sent to the Note Purchaser, substantially in the form of EXHIBIT B hereto (each such request, an "ADVANCE REQUEST"), together with the related Addition Notice, a Borrowing Base Certificate and a data tape or other electronic file containing information regarding the Related Receivables to be transferred on such Funding Date delivered to the Note Purchaser no later than 2:00 p.m. (New York City time) four (4) Business Days prior to the proposed Funding Date. Each such Advance Request shall be irrevocable and shall in each case refer to this Agreement and specify the aggregate amount of the requested Advance to be purchased on such date, which amount shall be not less than $2,000,000. The Note Purchaser shall promptly thereafter (but in no event later than 11:00 a.m. New York City time on the proposed Funding Date) notify the Issuer whether the Note Purchaser has determined to purchase the requested Advance. On the Funding Date, subject to the other conditions set forth herein, in the Indenture, and in the Sale and Servicing Agreement, the Note Purchaser shall pay the Advance Amount for such Advance to or at the direction of the Issuer, by wire transfer in U.S. dollars of such amount in same day funds to an account designated by the Issuer or its designee on the related Funding Date. The Issuer hereby directs the Note Purchaser to pay the Advance Amount for each Advance to CPS for the benefit of the Issuer.

                  (b) No later than three (3) Business Days prior to a proposed Funding Date, the Seller shall either (i) transmit to the Note Purchaser or its designee in electronic format or (ii) make scanned copies available to the Note Purchaser or its designee for review by the Note Purchaser or its designee at the Seller's offices during normal business hours, of a statistically significant sample of the credit files of the Related Receivables, such sample size to be determined and sample selected in the discretion of the Note Purchaser.

                  (c) The Notes may be prepaid in whole or in part in accordance with Article X of the Indenture.

         SECTION 2.04 THE NOTES. On each date an Advance is purchased, increasing the outstanding principal amount of the Notes, and on each date the outstanding principal amount of the Notes is reduced, a duly authorized officer, employee or agent of the Note Purchaser shall make appropriate notations in its books and records of the amount of such Advance and the amount of such reduction, as applicable. Every such notation shall be dispositive of the accuracy of the information so recorded and shall be conclusive and binding on the Issuer absent manifest error.

         SECTION 2.05 COMMITMENT TERM; OPTIONAL RENEWAL. The "TERM" of the Commitment hereunder shall be for a period commencing on the Closing Date and ending on the Facility Termination Date. Thereafter, the Term may be extended for one or two additional 364-day periods in the respective discretion, and upon the mutual agreement. of the parties, which agreement may take the form of changing the specified "Facility Termination Date" together with such other terms upon which the parties may agree. Notwithstanding the foregoing, nothing contained in this SECTION 2.05 shall obligate any of the parties hereto to extend any Term unless it shall desire to do so in its sole discretion.

         SECTION 2.06 APPOINTMENT OF TRUSTEE UNDER INDENTURE. The Note Purchaser hereby acknowledges and approves the appointment of Wells Fargo Bank, National Association as the Trustee with respect to the Collateral pursuant to Section
6.13 of the Indenture.


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                                  ARTICLE III
                                      FEES

         SECTION 3.01 FEES.

                  (a) On the Closing Date, the Issuer and the Servicer shall jointly and severally pay or cause to be paid to the Note Purchaser a structuring fee equal to the product of (x) 0.50% and (y) the Maximum Invested Amount.

                  (b) On each Settlement Date, the Issuer and the Servicer will, jointly and severally, pay or cause to be paid the Commitment Fee to the Note Purchaser pursuant to Section 5.8(a)(iv) of the Sale and Servicing Agreement.

                  (c) The Issuer and the Servicer shall jointly and severally pay or reimburse Note Purchaser on the Closing Date and thereafter within 30 days following presentment of invoices for all its reasonable out-of-pocket fees, costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, modification or supplement to, or any waiver under, any Basic Document and any other document prepared in connection therewith, and the consummation and administration of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of counsel to Note Purchaser with respect to any of the foregoing, including, without limitation, such fees and disbursements incurred in advising Note Purchaser from time to time as to its rights and remedies under any Basic Document. Such expenses related to the establishment of this facility shall be capped at $100,000 and shall be payable by the Issuer whether or not the transaction closes.

                  (d) The Issuer and the Seller each hereby, jointly and severally, grant the Note Purchaser (including any of its Affiliates) the right to place a minimum of $300 million of investment grade notes collateralized by certain Eligible Receivables during the Term. On the closing date for each such securitization, the Issuer and the Seller, jointly and severally hereby agree to pay, and shall pay or cause to be paid, a placement fee to the Note Purchaser (or such Affiliate of the Note Purchaser) in an amount equal to 0.40% of the aggregate par amount of the investment-grade notes sold pursuant to such securitization. If less than $300 million in par amount of such investment grade securities are sold through the Note Purchaser (or its Affiliate) pursuant to securitizations during the Term, the Issuer and the Seller jointly and severally hereby agree to pay, and shall pay or cause to be paid, the Minimum Placement Fee to the Note Purchaser (or such Affiliate). Such Minimum Placement Fee will be due and payable to the Note Purchaser (or its Affiliate) on the Minimum Placement Fee Payment Date whether or not the Seller provides the Note Purchaser (or its Affiliate) the opportunity to place such investment-grade notes. The Seller will pay all reasonable out-of-pocket expenses in connection with each such securitization transaction, including, without limitation, rating agency fees and legal due diligence expenses. In addition, the Seller hereby grants the Note Purchaser the exclusive right to act as placement agent for sales of non-investment grade securities issued in connection with each such


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securitization for a placement fee for such transaction that will be equal to the greater of (x) the product of 200 basis points and the aggregate par amount of non-investment grade securities sold in such securitization and (y) $100,000. Such placement fee will be subject to the sale of such non-investment grade securities upon terms that are acceptable to the Seller in its sole discretion.

         SECTION 3.02 INCREASED COSTS, ETC. The Issuer agrees to reimburse the Note Purchaser for an increase in the cost of, or any reduction in the amount of any sum receivable by the Note Purchaser, including reductions in the rate of return on the Note Purchaser's capital, in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Advances that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation reinterpretation or phase-in, in each case, after the date hereof, of any law or regulation, directive, guideline, accounting rule, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority, except for such changes with respect to increased capital costs and taxes which are governed by SECTIONS
3.03 and 3.04, respectively. Each such demand shall be provided to the Issuer in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Note Purchaser for such increased cost or reduced amount or return. Such additional amounts shall be payable by the Issuer to the Note Purchaser within five (5) Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Issuer.

         SECTION 3.03 INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation or phase-in, in each case after the date hereof, of any law or regulation, directive, guideline, accounting rule, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or reasonably expected to be maintained by the Note Purchaser or any Person controlling the Note Purchaser and the Note Purchaser reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of its commitment or the purchases of Advances or the maintenance of the Notes by the Note Purchaser is reduced to a level below that which the Note Purchaser or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by the Note Purchaser to the Issuer, the Issuer shall pay to the Note Purchaser an incremental commitment fee sufficient to compensate the Note Purchaser or such controlling Person for such reduction in rate of return. A statement of the Note Purchaser as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on the Issuer; and PROVIDED, FURTHER, that the initial payment of such increased commitment fee shall include a payment for accrued amounts due under this SECTION 3.03 prior to such initial payment. In determining such additional amount, the Note Purchaser may use any method of averaging and attribution that it shall reasonably deem applicable so long as it applies such method to other similar transactions.

         SECTION 3.04 TAXES. All payments by the Issuer of principal of, and interest on, the Notes and all other amounts payable hereunder (including fees) and/or thereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by


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any taxing authority, but excluding in the case of the Note Purchaser, taxes imposed by the United States on or measured by its overall net income, overall receipts or overall assets and franchise taxes imposed on it by the jurisdiction in which the Note Purchaser is organized or is operating or any political subdivision thereof (such non-excluded items being called "TAXES"); PROVIDED THAT, notwithstanding anything herein to the contrary, the Issuer shall not be required to increase any amounts payable to the Note Purchaser with respect to any Taxes that are imposed on the Note Purchaser at the time of acquisition of the Notes by the Note Purchaser. In the event that any withholding or deduction from any payment to be made by the Issuer hereunder and/or thereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Issuer will:

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Note Purchaser or its agent an official receipt or other documentation evidencing such payment to such authority; and

                  (c) pay to the Note Purchaser or its agent such additional amount or amounts as is necessary to ensure that the net amount actually received by the Note Purchaser will equal the full amount the Note Purchaser would have received had no such withholding or deduction been required.

                  Moreover, if any Taxes are directly asserted against the Note Purchaser with respect to any payment received by the Note Purchaser, the Note Purchaser or such agent may pay such Taxes and the Issuer will promptly upon receipt of prior written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Note Purchaser would have received had not such Taxes been asserted. The Note Purchaser shall make all reasonable efforts to avoid the imposition of any Taxes that would give rise to an additional payment under this SECTION 3.04.

                  If the Issuer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Note Purchaser the required receipts or other required documentary evidence, the Issuer shall indemnify the Note Purchaser for any Taxes and incremental Taxes, interest or penalties that may become payable by the Note Purchaser as a result of any such failure. For purposes of this SECTION 3.04, a distribution hereunder by the agent for the Note Purchaser shall be deemed a payment by the Issuer.

         SECTION 3.05 MARK-TO-MARKET ADJUSTMENTS.

                  (a) In the event that a Borrowing Base Deficiency exists on any date of determination as determined by the Note Purchaser in its sole discretion, the Issuer shall on the same Business Day of the receipt of notice from the Note Purchaser (or if notice is received after 10:01 a.m. New York time, then on the next Business Day), prepay the Invested Amount by an amount equal to such Borrowing Base Deficiency by paying such amount to or at the direction of the Note Purchaser. If a Borrowing Base Deficiency is not fully paid by the Issuer pursuant to the immediately preceding sentence, then (i) on


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any Funding Date, the Note Purchaser shall net and set-off the amount of any outstanding Borrowing Base Deficiency against the amount of the Advance to be made on such Funding Date and (ii) on each Settlement Date as of which any portion of such Borrowing Base Deficiency shall remain outstanding, any amount otherwise payable to the Issuer on such Settlement Date pursuant to Section 5.7(a)(viii) of the Sale and Servicing Agreement shall instead be paid to the Note Purchaser on such Settlement Date as a prepayment of the Invested Amount (the "Margin Call").

                  (b) The Servicer, the Seller and the Issuer shall cooperate with the Note Purchaser and will execute and deliver, or cause to be executed and delivered, all such documents that may be reasonably necessary to calculate the Market Value, and will take all such other actions, as Note Purchaser may reasonably request from time to time in order to calculate the Market Value. On each Tuesday and each Thursday (provided such Tuesday or Thursday is a Business
Day) of each calendar week during the Term, the Note Purchaser shall advise the Servicer of the Market Value, as calculated by the Note Purchaser in its sole discretion.

         SECTION 3.06 ILLEGALITY; SUBSTITUTED INTEREST RATES.

                  Notwithstanding any other provisions herein, (a) if any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for the Note Purchaser to make or maintain any Notes at the LIBOR rate as contemplated by this Agreement, or (b) in the event that the Note Purchaser shall have determined (which determination shall be conclusive and binding upon the Issuer) that by reason of circumstances affecting the LIBOR interbank market neither adequate nor reasonable means exist for ascertaining the LIBOR rate, or (c) the Note Purchaser shall have determined (which determination shall be conclusive and binding on the Issuer) that the applicable LIBOR rate will not adequately and fairly reflect the cost to the Note Purchaser of maintaining or funding the Notes based on such applicable LIBOR rate (provided that the parties hereto acknowledge and agree that the Note Purchaser shall only make such determination if the published LIBOR rate used by the Note Purchaser does not accurately reflect the actual LIBOR rate), (x) the obligation of the Note Purchaser to make or maintain the Notes at the LIBOR rate shall forthwith be suspended and the Note Purchaser shall promptly notify the Issuer thereof (by telephone confirmed in writing) and (y) each Note then outstanding, if any, shall, from and including the date that is forty-five (45) days after the Issuer's receipt of notice from the Note Purchaser of the occurrence of any condition set forth in clauses (a), (b) or (c), or at such earlier date as may be required by law, until payment in full thereof, bear interest at the rate per annum equal to the greater of (i) the Prime Rate and
(ii) the rate of interest (including the Applicable Margin) in effect on the date immediately preceding the date any event described in clause (a), (b) or
(c) occurred (calculated on the basis of the actual number of days elapsed in a year of 360 days). If subsequent to such suspension of the obligation of the Note Purchaser to make or maintain the Notes at the LIBOR rate it becomes lawful for the Note Purchaser to make or maintain the Notes at the LIBOR rate, or the circumstances described in clause (b) or (c) above no longer exist, the Note Purchaser shall so notify the Issuer and its obligation to do so shall be reinstated effective as of the date it becomes lawful for the Note Purchaser to make or maintain the Notes at the LIBOR rate or the circumstances described in clause (b) or (c) above no longer exist.


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

                                   ARTICLE IV
                               OTHER PAYMENT TERMS

         SECTION 4.01 TIME AND METHOD OF PAYMENT. Unless otherwise specified herein, all amounts payable to the Note Purchaser hereunder or with respect to the Note shall be made by wire transfer of immediately available funds in Dollars not later than 5:00 p.m., New York City time, on the due date therefor. Any funds received after that time will be deemed to have been received on the next Business Day.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.01 REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer makes the following representations and warranties, on which Note Purchaser relies in purchasing the Notes and in making each Advance, and on which the Trustee relies in receiving a security interest in the Receivables and the other Collateral related thereto under the Indenture. Such representations are made as of the date of this Agreement and as of each Funding Date, and shall survive the issuance of the Notes, the making of each Advance and the grant of a security interest in the Receivables and the other Collateral related thereto to the Trustee under the Indenture.

                  (a) SALE AND SERVICING AGREEMENT. Each of the representations and warranties of the Purchaser set forth in Section 7.1 of the Sale and Servicing Agreement is true and correct.

                  (b) OTHER OBLIGATIONS. The Issuer is not in default in the performance, observance or fulfillment of any obligation, covenant or condition in any of the Basic Documents to which it is a party or in any other agreement or instrument to which it is a party or by which it is bound.

                  (c) REGULATIONS T, U AND X. No proceeds of any Advance will be used, directly or indirectly, by the Issuer for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry Margin Stock or for any other purpose which might cause any Advance to be a "purpose credit" within the meaning of Regulation U. Neither the making of any Advance hereunder, nor the use of the proceeds thereof, will violate or otherwise conflict with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

                  (d) INVESTMENT COMPANY STATUS. The Issuer is not, nor will the consummation of the transactions contemplated by the Basic Documents cause the Issuer to be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), or a company "controlled" by an investment company within the meaning of the Investment Company Act. The consummation of the transactions contemplated by the Basic Documents will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. The Issuer is not subject to regulation under any applicable law (other than Regulation X of the Board of Governors of the Federal Reserve System) that limits its ability to incur Indebtedness.


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

                  (e) FULL DISCLOSURE. The information, reports, financial statements, exhibits, schedules, officer's certificates and other documents furnished by or on behalf of the Issuer to the Seller, the Servicer, the Note Purchaser, the Trustee or the Backup Servicer in connection with any particular Advance or the negotiation, preparation, delivery or performance of this Agreement, the Notes, the Indenture, the Sale and Servicing Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, taken as a whole, are true and correct (or, in the case of projections, are based on good faith reasonable estimates) on the date as of which such information is stated or certified and do not and will not contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading. All such financial statements fairly present the financial condition of the Issuer as of the date specified therein (subject to normal year-end audit adjustments) all in accordance with GAAP. On such date, the Issuer had no material contingent liabilities, liabilities for taxes, or unusual or anticipated losses from any unfavorable commitments, except as referred to or reflected in such financial statements as of such date. There is no fact known to the Issuer, after due inquiry, that would have a Material Adverse Effect and that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Note Purchaser for use in connection with the transactions contemplated hereby or thereby.

                  (f) COLLATERAL SECURITY.

                           (i) The Issuer owns and will own each item that it pledges as Collateral, free and clear of any and all Liens (including, without limitation, any tax liens), other than Liens created in favor of the Trustee pursuant to the Indenture. No security agreement, financing statement or other public notice similar in effect with respect to all or any part of the Collateral is or will be on file or of record in any public office or authorized by the Issuer, except such as have been or may hereinafter be filed pursuant to the Basic Documents and except such as shall be terminated as to the Collateral no later than concurrently with the pledge of such Collateral to the Trustee under the Indenture.

                           (ii) The Indenture is effective to create, as collateral security for the Notes, a valid and enforceable Lien on the Collateral in favor of the Trustee.

                           (iii) Upon filing of the financing statement delivered to the Note Purchaser and the Trustee by the Issuer on or prior to the Closing Date with the Secretary of State of the State of Delaware (which financing statement is in proper form for filing in such jurisdiction and accurately describes the Collateral), the Lien created pursuant to the Indenture will constitute a perfected security interest in the Collateral in favor of the Trustee, which Lien will be prior to all other Liens of all other Persons that may be perfected by filing a financing statement under Article 9 of the Uniform Commercial Code and which Lien is enforceable as such as against all other Persons.

                           (iv) Upon delivery of Contracts evidencing the Receivables to the Trustee in accordance with Section 2.1(a) of the Sale and Servicing Agreement, the Lien created pursuant to the Indenture will constitute a perfected security interest in such

         Contracts in favor of the Trustee, which Lien will be prior to all other Liens of all other Persons that may be perfected by possession of such Contracts under Article 9 of the Uniform Commercial Code and which Lien is enforceable as such as against all other Persons.

                  (g) OWNERSHIP OF PROPERTIES. The Issuer has good and marketable title to any and all of its properties and assets, subject only to a Lien under the Indenture.

                  (h) LEGAL COUNSEL, ETC. The Issuer has consulted with its own legal counsel and independent accountants to the extent it has deemed necessary regarding the tax, accounting and regulatory consequences of the transactions contemplated by this Agreement and the other Basic Documents, and the Issuer is not participating in such transactions in reliance on any representations of the Note Purchaser or its Affiliates, or its counsel, with respect to tax, accounting, regulatory or any other matters.

                  (i) THE INDENTURE. Each of the representations and warranties of the Issuer contained in the Indenture is true and correct. No party to any Basic Document is in default under any of its obligations thereunder.

                  (j) ELIGIBLE RECEIVABLES. All of the Receivables included in the Borrowing Base are Eligible Receivables.

                  (k) NO FRAUDULENT CONVEYANCE. As of the Closing Date and immediately after giving effect to each Borrowing, the fair value of the assets of the Issuer is greater than the fair value of its liabilities (including, without limitation, contingent liabilities of the Issuer), and the Issuer is and will be solvent, does and will pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. The Issuer does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Issuer is not in default under any material obligation to pay money to any Person. The Issuer is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Issuer or any of its assets. The Issuer is not transferring any Collateral with any intent to hinder, delay or defraud any of its creditors. The Issuer will not use the proceeds from the transactions contemplated by this Agreement or any other Basic Document to give any preference to any creditor or class of creditors. The Issuer has given fair consideration and reasonably equivalent value in exchange for the sale of the Receivables by CPS under the Sale and Servicing Agreement.

                  (l) NO OTHER BUSINESS. The Issuer engages in no business activities other than the purchase of the Receivables and the Other Conveyed Property, pledging the Receivables and the other Collateral to the Trustee under the Indenture, transferring Receivables and the Other Conveyed Property in connection with securitizations and in connection with whole-loan sales, issuing the Notes and other activities relating to the foregoing to the extent permitted by the organizational documents of the Issuer as in effect on the date hereof, or as amended with the prior written consent of Note Purchaser. Without limitation of the foregoing, the Issuer is not an issuer of securities other than the Notes or a borrower under any loan or financing agreement, facility or other arrangement other than the facility established pursuant to this Agreement and the other Basic Documents.

                  (m) NO INDEBTEDNESS. The Issuer has no Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of the Notes, the Indenture, the Sale and Servicing Agreement and this Agreement.

                  (n) ERISA. The Issuer does not maintain any Plans, and the Issuer agrees to notify the Note Purchaser in advance of forming any Plans. Neither the Issuer nor any Affiliate of the Issuer (other than MFN under the MFN Financial Corporation Pension Plan and CPS under its defined contribution (401(k)) plan) has any obligations or liabilities with respect to any Plans or Multiemployer Plans, nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five year period prior to the date this representation is made or deemed made. The Issuer will give notice to the Note Purchaser if at any time it or any Affiliate has any obligations or liabilities with respect to any Plan or Multiemployer Plan. All Plans maintained by the Issuer or any Affiliate are in substantial compliance with all applicable laws (including ERISA). The Issuer is not an employer under any Multiemployer Plan.

         SECTION 5.02 REPRESENTATIONS AND WARRANTIES OF CPS. CPS makes the following representations and warranties, on which the Issuer relies in purchasing the Receivables and the Other Conveyed Property related thereto, and on which the Note Purchaser relies in purchasing the Notes. Such representations and warranties are made as of the date of this Agreement and as of each Funding Date, and shall survive the sale by CPS to the Issuer of the Receivables and the Other Conveyed Property related thereto under the Sale and Servicing Agreement, the issuance of the Notes, the purchase of each Advance and the grant of a security interest in the Receivables and the other Collateral related thereto by the Issuer to the Trustee under the Indenture.

                  (a) SALE AND SERVICING AGREEMENT. Each of the representations, warranties and covenants of the Seller and the Servicer in the Sale and Servicing Agreement is true and correct.

                  (b) INVESTMENT COMPANY STATUS. CPS is not, nor will the consummation of the transactions contemplated by the Basic Documents cause CPS to be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act or a company "controlled by" an investment company within the meaning of the Investment Company Act. The consummation of the transactions contemplated by this Agreement and each other Basic Document to which CPS is a party will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder. CPS is not subject to regulation under any applicable law (other than Regulation X of the Board of Governors of the Federal Reserve System) that limits its ability to incur Indebtedness.

                  (c) NO MATERIAL ADVERSE EFFECT; NO DEFAULT. (i) CPS is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could have, and no provision of applicable law or governmental regulation has had or would have a Material Adverse Effect and (ii) CPS is not in default under or with respect to any contract, agreement, lease or other instrument to which CPS is a party and which is material to CPS's condition (financial or otherwise), business, operations or properties, and CPS has not delivered or received any notice of default thereunder, other than such defaults as have been waived.

                  (d) REGULATIONS T, U AND X. No proceeds of any sale hereunder will be used, directly or indirectly, by CPS for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry Margin Stock or for any other purpose which might cause any sale hereunder to be a "purpose credit" within the meaning of Regulation U. Neither the making of any Advance hereunder, nor the use of the proceeds thereof, will violate or otherwise conflict with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

                  (e) SECURITY INTEREST. Notwithstanding the intent of the parties set forth in Section 2.2 of the Sale and Servicing Agreement, the Sale and Servicing Agreement is effective to create valid and enforceable Liens on the Receivables and the Other Conveyed Property in favor of the Issuer. Upon filing of the financing statement delivered to the Note Purchaser and the Trustee by CPS on or prior to the Closing Date in each jurisdiction (including, without limitation, the State of California) in which required by applicable law (which financing statement is in proper form for filing in each such jurisdiction and accurately describes the Collateral), the Lien created pursuant to the Sale and Servicing Agreement will constitute a first priority perfected security interest in the Receivables and the Other Conveyed Property in favor of the Purchaser, which Lien will be prior to all other Liens and which Lien is enforceable as such as against all Persons.

                  (f) FULL DISCLOSURE. The information, reports, financial statements, exhibits, schedules, officer's certificates and other documents furnished by or on behalf of CPS, the Servicer, the Seller or any of their respective Affiliates to the Issuer, the Purchaser, the Note Purchaser, the Trustee or the Backup Servicer in connection with any particular Advance or the negotiation, preparation, delivery or performance of this Agreement, the Notes and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, taken as a whole, are true and correct in every material respect (or, in the case of projections, are based on good faith reasonable estimates) on the date as of which such information is stated or certified and do not and will not contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading. All such financial statements fairly present the financial condition of CPS or such Affiliates as of the date specified therein (subject to normal year-end audit adjustments) all in accordance with GAAP. On such date, neither CPS nor any of its Affiliates had any material contingent liabilities, liabilities for taxes, or unusual or anticipated losses from any unfavorable commitments, except as referred to or reflected in such financial statements as of such date. There is no fact known to CPS or any of its Affiliates, after due inquiry, that would have a Material Adverse Effect and that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Note Purchaser for use in connection with the transactions contemplated hereby or thereby.

(g) ERISA. Neither CPS nor any of its Affiliates maintain any Plans (other than CPS's defined contribution (401(k)) plan and the MFN Financial Corporation Pension Plan), and CPS agrees to notify the Note Purchaser in advance of forming any Plans. Neither CPS nor any of its Affiliates has any obligations or liabilities with respect to any Plans or Multiemployer Plans (other than CPS's defined contribution (401(k)) plan and the MFN Financial Corporation Pension
Plan), nor have any such Persons had any obligations or liabilities with respect to any such Plans during the five year period prior to the date this representation is made or deemed made. CPS will give notice to the Note Purchaser if at any time it or any Affiliate has any obligations or liabilities with respect to any Plan or Multiemployer Plan. All Plans maintained by CPS or any of its Affiliates are in substantial compliance with all applicable laws (including ERISA). CPS is not an employer under any Multiemployer Plan.

                  (h) INSURANCE. During the Term, CPS shall maintain such insurance as is generally acceptable to prudent institutional investors and usual and customary for similar companies in its industry.

         SECTION 5.03 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE NOTE PURCHASER. The Note Purchaser hereby covenants to the Issuer and the Servicer that it will perform the obligations required of it under the Basic Documents in accordance with the terms of the Basic Documents. In addition, the Note Purchaser represents and warrants to the Issuer and the Servicer, as of the date hereof (or as of a subsequent date on which a successor or assignee of the Note Purchaser shall become a party hereto, in which case such successor or assignee hereby represents and warrants to the Issuer and the Servicer), that:

                  (a) it has had an opportunity to discuss the Issuer's and the Servicer's business, management and financial affairs, and the terms and conditions of the transactions contemplated by the Basic Documents, with the Issuer and the Servicer and their respective representatives;

                  (b) it is either (i) a "qualified institutional buyer" as such term is defined under Rule 144A of the Securities Act or (ii) an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Notes;

                  (c) it is purchasing the Notes for its own account, or for the account of one or more (i) "qualified institutional buyers" within the meaning of Rule 144A of the Securities Act or (ii) "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in SUBSECTION (B), and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

                  (d) it understands that the Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that the Issuer is not required to register the Notes, and that any transfer must comply with provisions of SECTION 2.5 of the Indenture and SECTION 8.03(B) of this Agreement;

                  (e) it understands that the Notes will bear the legend set out in the form of Note attached as EXHIBIT A-1 to the Indenture and be subject to the restrictions on transfer described in such legend;

                  (f) it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Notes;

                  (g) it understands that the Notes may be offered, resold, pledged or otherwise transferred only (A) to the Issuer, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction;

                  (h) if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Notes as described in clause (B), (C) or (D) of the preceding paragraph, the transferee of the Notes will be required to deliver a certificate and may under certain circumstances be required to deliver an opinion of counsel, in each case, as described in the Indenture, reasonably satisfactory in form and substance to the Trustee, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. The Note Purchaser understands that the registrar and transfer agent for the Notes will not be required to accept for registration of transfer the Notes acquired by it unless the terms and conditions of Sections 2.4 and 2.5 of the Indenture have been satisfied;

                  (i) it will obtain from any purchaser of the Notes substantially the same representations and warranties contained in the foregoing paragraphs; and

                  (j) this Agreement has been duly and validly authorized, executed and delivered by the Note Purchaser and constitutes a legal, valid, binding obligation of the Note Purchaser, enforceable against the Note Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law.


                                   ARTICLE VI
                                   CONDITIONS

         SECTION 6.01 CONDITIONS TO PURCHASE. The Note Purchaser will have no obligation to purchase the Notes hereunder unless:

                  (a) each of the Basic Documents shall be in full force and effect and all consents, waivers and approvals necessary for the consummation of the transactions contemplated by the Basic Documents shall have been obtained and shall be in full force and effect;

                  (b) at the time of such issuance, all conditions to the issuance of the Notes under the Indenture and under SECTION 2.1(B) of the Sale and Servicing Agreement shall have been satisfied and all conditions to the initial Advance set forth under SECTION 6.02 hereof have been satisfied;

                  (c) the Note Purchaser shall have received a duly executed, authorized and authenticated Note registered in its name and stating that the principal amount thereof shall not exceed the Maximum Invested Amount;

                  (d) the Issuer shall have paid all fees required to be paid by it on the Closing Date, including all fees required under SECTION 3.01 hereof;

                  (e) the Notes purchased by the Note Purchaser hereunder shall be entitled to the benefit of the security provided in the Indenture and shall constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms;

                  (f) no Material Adverse Change shall have occurred with respect to CPS or the Issuer since September 30, 2005;

                  (g) the Note Purchaser shall have received:

                           (i) a duly executed and delivered original counterpart of each Basic Document (other than any Basic Document that contemplates delivery on a date after the Closing Date), each such document being in full force and effect;

                           (ii) certified copies of charter documents and each amendment thereto, and resolutions of (A) the Board of Directors of each of the Issuer and the Servicer authorizing or ratifying the execution, delivery and performance, respectively, of all Basic Documents to which it is a party, (B) the issuance of Notes contemplated hereunder and (C) the granting of the security interest contemplated under the Indenture, certified by the Secretary or an Assistant Secretary of each of the Issuer and the Servicer as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                           (iii) a certificate of the Secretary or an Assistant Secretary of the Issuer and the Servicer, as applicable, certifying the names and the signatures of its officer or officers authorized to sign all transaction documents to which it is a party;

                           (iv) a certificate of a senior officer of CPS to the effect that the representations and warranties of the Seller and the Servicer in this Agreement and the other Basic Documents to which it is a party are true and correct as of the Closing Date, and that the Seller and the Servicer have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date;

                           (v) a certificate of a senior officer of the Issuer to the effect that the representations and warranties of the Issuer and the Purchaser in this Agreement and the other Basic Documents to which it is a party are true and correct as of the Closing Date and that the Issuer and the Purchaser have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date;

                           (vi) legal opinions (including opinions relating to true sale, non-consolidation, UCC, enforceability and corporate matters) in form and substance satisfactory to the Note Purchaser;

                           (vii) evidence satisfactory to the Note Purchaser of completion of all necessary UCC filings and search reports;

                           (viii) payment of Note Purchaser's reasonable out-of-pocket fees and expenses in accordance with SECTION 3.01(C) hereof;

                           (ix) copies of certificates (long form) or other evidence from the Secretary of State or other appropriate authority of the States of Delaware and California, evidencing the good standing of the Issuer and the Servicer in the States of Delaware and California, in each case, dated no earlier than 15 days prior to the Closing Date;

                           (x) copies (which may be delivered in electronic format) of any commitment or agreement between the Issuer and the Servicer and any lender or other financial institution, other than any such commitment or agreement (or portion thereof) which the Note Purchaser specifically agrees are not required to be delivered hereunder; and

                           (xi) such other documents, opinions and information as the Note Purchaser may reasonably request; and

                  (h) the Note Purchaser shall have completed to its satisfaction its due diligence review of the Issuer and the Servicer and its respective management, controlling stockholders, systems, underwriting, servicing and collection operations, static pool performance and its loan files.

         SECTION 6.02 CONDITIONS TO EACH ADVANCE. The obligation of the Note Purchaser to fund any Advance on any day (including the Initial Advance) shall be subject to the conditions precedent that on the date of such Advance, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

                  (a) no Funding Termination Event shall have occurred and be continuing;

                  (b) the Facility Termination Date shall not have occurred and will not occur as a result of making such Advance and no default under or breach of the Sale and Servicing Agreement or any other Basic Document exists or will exist;

                  (c) no later than four (4) Business Days prior to the requested Funding Date, the Note Purchaser shall have received a properly completed Borrowing Base Certificate from the Servicer in the form of EXHIBIT A hereto;

                  (d) no later than four (4) Business Days prior to the requested Funding Date, the Note Purchaser shall have received a properly completed and executed Advance Request, together with timely receipt of each other item required pursuant to SECTION 2.03 hereof;

                  (e) the Servicer shall have delivered to the Note Purchaser the Servicer's Certificate for the immediately preceding Accrual Period pursuant to Section 4.9 of the Sale and Servicing Agreement;

                  (f) such Advance is in an amount not less than $2,000,000;

                  (g) such Advance shall not be made in the same calendar week as any prior Advance;

                  (h) after giving effect to such Advance, the Invested Amount of the Notes will not exceed the Maximum Invested Amount;

                  (i) the representations and warranties made by the Servicer, the Seller, the Purchaser and the Issuer in the Basic Documents are true and correct as of the date of such requested Advance, with the same effect as though made on the date of such Advance, and the Note Purchaser shall have received (I) a certificate from the Servicer and the Seller to such effect with respect to its representations and warranties and that the Servicer and the Seller have complied in all material respects with all agreement and satisfied all conditions on their part to be performed or satisfied at or prior to the related Funding Date, and (II) a certificate from the Issuer and the Purchaser to such effect with respect to its representations and warranties and that the Issuer and the Purchaser have complied in all material respects with all agreement and satisfied all conditions on their part to be performed or satisfied at or prior to the related Funding Date, which certifications, in each case, may be included in the related Advance Request;

                  (j) the Trustee shall (in accordance with the procedures contemplated in SECTION 3.4 of the Sale and Servicing Agreement) have confirmed receipt of the related Receivable File for each Eligible Receivable included in the Borrowing Base calculation and shall have delivered to the Note Purchaser, with a copy to the Noteholders, (1) a Trust Receipt with respect to the Receivable Files related to the Related Receivables to be purchased on such Funding Date, or (2) if requested by the Note Purchaser, an aggregate Trust Receipt with respect to the Receivable Files for all of the Receivables;

                  (k) after giving effect to such Advance, there shall be no Borrowing Base Deficiency;

                  (l) all limitations and conditions specified in SECTION 2.02 of this Agreement and in SECTION 2.1(B) of the Sale and Servicing Agreement shall have been satisfied with respect to the making of such Advance;

                  (m) after giving effect to such Advance, no Material Adverse Change with respect to CPS or the Issuer shall have occurred and there shall have been no Material Adverse Effect;

                  (n) neither the Issuer nor the Servicer shall have breached any of its covenants under the Basic Documents in any material respect;

                  (o) the Issuer shall have provided the Note Purchaser with all other information that the Note Purchaser may reasonably require, if the Note Purchaser shall have given the Issuer reasonable advance notice of such requirements;

                  (p) all amounts due and owing to the Note Purchaser under this Agreement or any of the other Basic Documents shall have been paid in full;

                  (q) after giving effect to such Advance and the application of proceeds therefrom, no Default or Event of Default shall have occurred and be continuing on and as of the requested Funding Date; and

                  (r) on and as of the requested Funding Date, each of the representations and warranties set forth in Section 3.1 of the Sale and Servicing Agreement is true and correct for all Related Receivables being pledged by the Issuer to the Trustee for the benefit of the Noteholders and the Note Purchaser under the Indenture on such date and each Related Receivable is an Eligible Receivable. No such Related Receivable was originated in any jurisdiction in which the Seller is required to be licensed in order to own such Related Receivable unless the Seller has obtained such license prior to owning such Related Receivable. With respect to each such Related Receivable, the applicable Dealer has either been paid or received credit from Seller for all proceeds from the sale of such Related Receivable to the Seller.

                  The giving of any notice pursuant to SECTION 2.03 shall constitute a representation and warranty by the Issuer and the Servicer that all conditions precedent to such Advance have been satisfied.

                                  ARTICLE VII
                                    COVENANTS

         SECTION 7.01 AFFIRMATIVE COVENANTS

         Until the Facility Termination Date:

                  (a) NOTICE OF DEFAULTS, OTHER FUNDING TERMINATION EVENTS, LITIGATION, ADVERSE JUDGMENTS, ETC. CPS or the Issuer, as applicable, shall give notice to Note Purchaser promptly:

                           (i) upon CPS or the Issuer, as the case may be, becoming aware of, and in any event within three (3) Business Days after, the occurrence of any Event of Default or Default or any event of default or default under any other Basic Document or any other material agreement of CPS;

                           (ii) upon CPS or the Issuer, as the case may be, becoming aware of, and in any event within three (3) Business Days after, the occurrence of any Funding Termination Event,

                           (iii) upon, and in any event within three (3) Business Days after, service of process on CPS or the Issuer, as the case may be, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting CPS or the Issuer (x) that questions or challenges the validity or enforceability of any of the Basic Documents, (y) in which the amount in controversy exceeds $1,000,000 or (z) that, if adversely determined, would cause a Material Adverse Effect;

                           (iv) upon, and in any event within three (3) Business Days after, CPS or the Issuer, as the case may be, becoming aware of any event or change in circumstances that could have a Material Adverse Effect, constitute a Material Adverse Change or cause an Event of Default; and

                           (v) upon, and in any event within three (3) Business Days after, CPS or the Issuer, as the case may be, becoming aware of entry of a judgment or decree in respect of CPS or the Issuer, its respective assets or any of the Collateral in an amount in excess of $1,000,000.

         Each notice pursuant to this subsection (a) shall be accompanied by a statement of an officer of CPS or the Issuer, as applicable, setting forth details of the occurrence referred to therein and stating what action CPS and the Issuer, as the case may be, have taken or propose to take with respect thereto.

                  (b) TAXES. Each of CPS and the Issuer shall pay and discharge all taxes and governmental charges upon it or against any of its properties or assets or its income prior to the date after which penalties attach for failure to pay, except to the extent that CPS or the Issuer, as applicable, shall be contesting in good faith in appropriate proceedings its obligation to pay such taxes or charges, adequate reserves having been set aside for the payment thereof in accordance with GAAP.

                  (c) CONTINUITY OF BUSINESS AND COMPLIANCE WITH AGREEMENT AND LAW. Each of CPS and the Issuer shall:

                           (i) preserve and maintain its legal existence;

                           (ii) comply with the requirements of all applicable laws, rules, regulations and orders of governmental authorities and other Requirements of Law (including, without limitation, Consumer Laws and all environmental laws);

                           (iii) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

                           (iv) not move its chief executive office or chief operating office from the addresses referred to herein or change its jurisdiction of organization unless it shall have provided the Note Purchaser 30 days prior written notice of such change;

                           (v) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

                           (vi) continue in business in a prudent, reasonable and lawful manner with all licenses, rights, permits, franchises and qualifications necessary to perform its respective obligations under this Agreement, the Sale and Servicing Agreement, the Notes and the other Basic Documents.

                  (d) OWNERSHIP OF THE ISSUER. CPS shall own beneficially and of record 100% of the membership interests in the Issuer free and clear of all Liens other than the Lien created pursuant to the Pledge Agreement.

                  (e) BORROWING BASE CERTIFICATES. The Issuer shall deliver to the Note Purchaser, together with each Advance Request, a Borrowing Base Certificate in accordance with Section 2.03(a) hereof.

                  (f) COLLATERAL STATEMENTS. The Issuer will furnish or cause to be furnished to the Note Purchaser from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Note Purchaser may reasonably request, all in reasonable detail, including without limitation each statement, certificate and report required to be delivered to the Trustee or the Noteholders under any Basic Document.

                  (g) ACTIONS TO ENFORCE RIGHTS UNDER CONTRACTS. CPS and the Issuer shall take such reasonable and lawful actions as the Note Purchaser shall request to enforce Note Purchaser's rights under the Collateral, and, following the occurrence of an Event of Default, shall take such reasonable and lawful actions as are necessary to enable Note Purchaser to exercise such rights in Note Purchaser's own name.

                  (h) HEDGING STRATEGY. The Issuer shall implement and maintain a hedging strategy that is reasonably acceptable to the Note Purchaser; PROVIDED, THAT, for purposes of this subparagraph (h), a hedging strategy consisting of the Seller sponsoring one or more securitizations of pools of Receivables at least every 120 days during the term of the Notes shall be deemed acceptable to the Note Purchaser.

                  (i) MONTHLY SERVICER'S CERTIFICATE. The Issuer shall, or shall cause the Servicer (so long as CPS is Servicer) to, deliver to Note Purchaser, the Trustee and the Backup Servicer, no later than 12:00 noon, New York City time, on each Determination Date, in a computer-readable format reasonably acceptable to each such Person, a Servicer's Certificate executed by a Responsible Officer or agent of Servicer containing all information required to be included in such Servicer's Certificate under Section 4.9 of the Sale and Servicing Agreement and related monthly data. The Issuer shall, or shall cause the Servicer (so long as the CPS is Servicer) to, deliver to Note Purchaser, the Trustee and the Backup Servicer a hard copy of any such Servicer's Certificate upon request of such Person.

                  (j) SEPARATE EXISTENCE; NO COMMINGLING. During each Term, the Issuer shall limit its activities to such activities as are incident to and necessary or convenient to accomplish the following purposes: (i) to acquire, own, hold, pledge, finance and otherwise deal with Receivables to be pledged to the Trustee for the benefit of the Note Purchaser and the Noteholders pursuant to the Indenture and (ii) to sell, securitize or otherwise liquidate all or any portion of such Receivables in accordance with the provisions of the Basic Documents. In addition, during the Term, the Issuer shall observe and comply with the applicable legal requirements for the recognition of the Issuer as a legal entity separate and apart from its Affiliates, including without limitation, those requirements set forth in Section 9(b)(iv) of the Issuer's Limited Liability Company Agreement. Without limiting the foregoing, the Issuer shall, and CPS shall cause itself and any other Affiliates of the Issuer to, maintain the truth and accuracy of all facts assumed by Andrews Kurth LLP in the true sale and non consolidation opinions of Andrews Kurth LLP; provided that in the event that any request is made for the Note Purchaser to consent to or approve any matter that, if effectuated or consummated, would result in a change to the continuing truth and accuracy of any of the factual assumptions in the true sale or non consolidation opinions of Andrews Kurth LLP, such request shall be accompanied by an opinion of Andrews Kurth LLP, or such other counsel as may be reasonably satisfactory to the Note Purchaser, that the conclusions set forth in the true sale and non consolidation opinions of Andrews Kurth LLP will be unaffected by such change.

                  (k) OTHER LIENS OR INTERESTS. Except for the conveyances under the Sale and Servicing Agreement, CPS shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on or any interest in, the Receivables or the Other Conveyed Property. Except for the pledge pursuant to the Indenture, the Issuer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on or any interest in, the Receivables and the other Collateral. CPS and the Issuer shall, at their own expense, defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on, in or to the Collateral, other than the security interests created under the Sale and Servicing Agreement and the Indenture, respectively, and CPS and the Issuer will defend the right, title and interest of the Note Purchaser in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                  (l) BOOKS AND RECORDS; OTHER INFORMATION.

                           (i) Each of CPS and the Issuer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each). CPS shall maintain accurate and complete books and records with respect to the Receivables and the Other Conveyed Property and with respect to CPS's business. The Issuer shall maintain accurate and complete books and records with respect to the Collateral and the Issuer's business. All accounting books and records shall be maintained in accordance with GAAP.

                           (ii) CPS and the Issuer shall, and shall cause each of their respective Affiliates to, permit any representative of the Note Purchaser to visit and inspect any of the properties of the Issuer and such Affiliates and to examine the books and records of CPS or the Issuer and such Affiliates, as applicable, and to make copies and take extracts therefrom, and to discuss the business, operations, properties, condition (financial or otherwise) or prospects of CPS or the Issuer and each such Affiliate, as applicable, or any of the Collateral with the officers and independent public accountants thereof and as often as the Note Purchaser may reasonably request, and so long as no Default or Event of Default shall have occurred and be continuing, all at such reasonable times during normal business hours upon reasonable written notice; provided that, after a Default or Event of Default shall have occurred and be continuing, the Note Purchaser shall make such inspections, examine such documents, make such copies, take such extracts and conduct such discussions at such times as it may determine in its sole discretion during CPS's and the Issuer's normal business hours.

                           (iii) Each of CPS and the Issuer shall promptly provide to the Note Purchaser all information regarding its respective operations and practices and the Collateral as the Note Purchaser shall reasonably request.

                           (iv) CPS shall maintain its computer systems so that, from and after the time of each sale of Receivables under the Sale and Servicing Agreement to the Issuer, CPS's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly that such Receivable has been sold by CPS to the Issuer and that such Receivable has been pledged by the Issuer to the Trustee. Indication of the Trustee's interest in such Receivable shall be deleted from or modified on CPS's computer systems when, and only when, the Receivable shall have been released from the Lien of the Indenture in accordance with the terms of the Indenture, and indication of the Issuer's interest in such Receivable shall be deleted from or modified on CPS's computer systems when, and only when, the Receivable shall have been paid in full or repurchased from the Issuer by CPS.

                           (v) Upon request, CPS shall furnish to the Note Purchaser, within five (5) Business Days, (x) a list of all Receivables (by contract number and name of Obligor) then owned by the Issuer, together with a reconciliation of such list to the Schedule of Receivables, and (y) such other information as the Note Purchaser may reasonably request.

                           (vi) If at any time CPS shall propose to sell, grant a security interest in, or otherwise transfer any interest in any automobile, van, sport utility vehicle or light duty truck receivables (other than the Receivables) to any prospective purchaser, lender, or other transferee, and if CPS shall give to such prospective purchaser, lender or other transferee computer tapes, records, or print-outs (including any restored from back-up archives, collectively "data records") that refer in any manner whatsoever to any Receivable, such data records shall indicate clearly that such Receivable has been sold by CPS to the Issuer and pledged by the Issuer to Trustee unless such Receivable shall have been released from the Lien of the Indenture in accordance with the terms of the Indenture and shall have been paid in full or repurchased from the Issuer by CPS.

                  (m) FULFILLMENT OF OBLIGATIONS. Each of CPS and the Issuer shall pay and perform, as and when due, all of its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of CPS or the Issuer, as applicable.

                  (n) COMPLIANCE WITH LAWS, ETC. Each of CPS and the Issuer shall, and CPS shall cause each of its Subsidiaries to, comply (i) in all material respects with all Requirements of Law and any change therein or in the application, administration or interpretation thereof (including, without limitation any request, directive, guideline or policy, whether or not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof; and (ii) with all indentures, mortgages, deeds of trust, agreements, or other instruments or contractual obligations to which it is a party, including without limitation, each Basic Document to which it is a party, or by which it or any of its properties may be bound or affected, or which may affect the Receivables.

                  (o) COMPLIANCE WITH BASIC DOCUMENTS. CPS, in its capacity as Seller and Servicer, or otherwise, shall comply with each of its covenants contained in the Basic Documents.

                  (p) FINANCING STATEMENTS. At the request of the Note Purchaser, CPS and the Issuer shall file such financing statements as the Note Purchaser determines may be required by law to perfect, maintain and protect the interest of the Note Purchaser in the Collateral and the proceeds thereof.

                  (q) PAYMENT OF FEES AND EXPENSES. CPS and the Issuer shall pay to the Note Purchaser, on demand, any and all fees, costs or expenses that the Note Purchaser pays to a bank or other similar institution arising out of or in connection with the return of payments from CPS or the Issuer deposited for collection by the Note Purchaser.

                  (r) FINANCIAL STATEMENTS AND ACCESS TO RECORDS. CPS shall provide the Note Purchaser with quarterly unaudited financial statements within sixty (60) days of the end of each of CPS's first three fiscal quarters, and CPS will provide the Note Purchaser with audited financial statements within one hundred twenty (120) days of each of CPS's fiscal year-end audited by a nationally recognized independent certified public accounting firm. Upon request of the Note Purchaser, CPS shall provide the Note Purchaser with unaudited monthly financial statements. CPS shall deliver to the Note Purchaser with each financial statement a certificate by CPS's chief financial officer, certifying that such financial statements are complete and correct in all material respects and that, except as noted in such certificate, such chief financial officer has no knowledge of any Default, Event of Default, Funding Termination Event or Servicer Termination Event. Notwithstanding the foregoing, CPS shall have no obligation to deliver any of the foregoing financial statements to the Note Purchaser for so long as CPS is subject to, and in compliance with, the reporting requirements under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In connection with each report filed by CPS under Section 13(a) of the Exchange Act during the Term, CPS shall be deemed to have represented and warranted to the Note Purchaser that, as of the related filing date, the financial statements contained in such report are complete and correct in all material respects and that, unless otherwise specified in such report, CPS has no knowledge of any Default, Event of Default, Funding Termination Event or Servicer Termination Event as of such filing date.

                  (s) LITIGATION MATTERS. CPS shall notify the Note Purchaser in writing, promptly upon its learning thereof, of any litigation, arbitration or administrative proceeding which may reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change.

                  (t) NOTICE OF CHANGE OF CHIEF EXECUTIVE OFFICE. CPS and the Issuer shall provide the Note Purchaser with not less than thirty (30) days prior written notice of any change in the chief executive office or jurisdiction of incorporation or organization of CPS or the Issuer to permit the Note Purchaser to make any additional filings necessary to continue the Note Purchaser's perfected security interest in the Collateral.

                  (u) CONSOLIDATED TOTAL ADJUSTED EQUITY. CPS shall maintain minimum Consolidated Total Adjusted Equity of $60,000,000 as of the end of each fiscal quarter.

                  (v) MAXIMUM LEVERAGE RATIO. CPS shall maintain a maximum leverage ratio (total liabilities less all non-recourse debt/Consolidated Total Adjusted Equity) of less than six times as of the end of each fiscal quarter.

                  (w) LIQUIDITY. CPS shall maintain cash and cash equivalents of at least $8.5 million as of the end of each calendar month.

                  (x) DEPOSIT ACCOUNT. All distributions made by the Issuer to CPS in respect of CPS's equity interest in the Issuer shall be deposited directly into the Deposit Account.

         SECTION 7.02 NEGATIVE COVENANTS. Until the Facility Termination Date:

                  (a) ADVERSE TRANSACTIONS. Neither CPS nor the Issuer shall enter into any transaction that adversely affects the Collateral, the Note Purchaser's rights under this Agreement, the Notes or any other Basic Document, the Issuer's interest in the Receivables and the Other Conveyed Property pursuant to the Sale and Servicing Agreement, the Trustee's security interest in the Collateral pursuant to the Indenture, or that could reasonably be expected to result in a Material Adverse Change with respect to the Issuer or CPS or a Material Adverse Event.

                  (b) GUARANTEES. The Issuer shall not guarantee or otherwise in any way become liable with respect to the obligations or liabilities of any other Person.

                  (c) DIVIDENDS. The Issuer shall not declare or pay any dividends except (i) to the extent of funds legally available therefor from payments received by the Issuer pursuant to Section 5.7(a) of the Sale and Servicing Agreement, or (ii) pursuant to Section 5.10 of the Sale and Servicing Agreement. Notwithstanding the foregoing, the Issuer shall not declare or pay any dividends on any date as of which a Default or an Event of Default shall have occurred and is continuing.

                  (d) INVESTMENTS. The Issuer shall not make any investment in any Person through the direct or indirect holding of securities or otherwise, other than in the ordinary course of business or in connection with the future securitization of Receivables.

                  (e) CHANGES IN CAPITAL STRUCTURE OR BUSINESS OBJECTIVES OF THE ISSUER. The Issuer shall not do any of the following if it will adversely affect the payment or performance of, or the Issuer's ability to pay and/or perform, its obligations to the Note Purchaser with respect to this Agreement or any other Basic Document to which it is a party, or the Notes, or if it could reasonably be expected to result in a Material Adverse Change with respect to the Issuer or CPS or a Material Adverse Event: (i) cancel any of the membership interests in the Issuer, (ii) make any change in the capital structure of the Issuer, or (iii) make any material change in any of its business objectives, purposes or operations that would adversely affect the payment or performance of, or the Issuer's ability to pay and/or perform, its obligations to Note Purchaser with respect to this Agreement or any other Basic Document to which it is a party, or the Notes.

                  (f) ASSET SALES. The Issuer will not sell any Receivables or other Collateral related thereto if, following such sale, the Invested Amount would exceed the Borrowing Base after giving effect to the application of proceeds of such sale; PROVIDED that in the event that the Issuer or CPS shall intend to sell any Receivables in a whole-loan transfer to any third party, the Issuer or CPS shall inform Note Purchaser of such prospective sale and Note Purchaser shall be permitted to bid on such Receivables in the same bidding process as that in which any third party is permitted to bid on such Receivables.

                  (g) NO LIENS ON EQUITY INTERESTS IN THE ISSUER. CPS shall not grant or otherwise create any Lien on the membership interests in the Issuer (or any other equity interest in the Issuer) without the prior written consent of the Note Purchaser.

                  (h) NO INDEBTEDNESS. The Issuer will not at any time incur any Indebtedness, other than Indebtedness incurred under (or contemplated by) the terms of the Notes, the Indenture, the Sale and Servicing Agreement and this Agreement, which consent is deemed given with respect to the security interest created by the Pledge Agreement.

                  (i) NO OTHER BUSINESS. The Issuer will not at any time engage in any other business activities than the purchase of the Receivables and the Other Conveyed Property, pledging the Receivables and the other Collateral to the Trustee under the Indenture, transferring the Receivables and the Other Conveyed Property in connection with securitizations and in connection with whole-loan sales, issuing the Notes and other activities relating to the foregoing to the extent permitted by the organizational documents of the Issuer as in effect on the date hereof, or as amended with the prior written consent of the Note Purchaser. Without limitation of the foregoing, the Issuer will not at any time be an issuer of securities other than the Notes or a borrower under any loan or financing agreement, facility or other arrangement other than the facility established pursuant to this Agreement and the other Basic Documents.

                  (j) NO AMENDMENT TO ISSUER'S OPERATING AGREEMENT OR ANY BASIC DOCUMENT WITHOUT CONSENT. Neither the Limited Liability Company Agreement of the Issuer, nor any Basic Document, shall be amended, supplemented or otherwise modified without the prior written consent of the Note Purchaser.

                  (k) TRANSACTIONS WITH AFFILIATES. The Issuer shall not enter into, or be a party to, any transaction with any of its Affiliates, except in accordance with the requirements set forth in Section 9(b)(iv) of its Limited Liability Company Agreement.

                  (l) NONPETITION. Notwithstanding any prior termination of this Agreement, neither the Servicer nor the Seller will, prior to the date that is one year and one day after the day upon which the outstanding principal amount of the Notes has been reduced to zero and all Secured Obligations have been paid in full, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

                  (m) PROTECTION OF TITLE TO COLLATERAL. None of the Seller, the Servicer, the Purchaser or the Issuer shall change its name, identity, jurisdiction of organization, form of organization or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed with respect to the Collateral seriously misleading within the meaning of Section 9-506(a) of the UCC, unless it shall have given the Note Purchaser at least 30 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         SECTION 8.01 AMENDMENTS. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by CPS, the Issuer or the Note Purchaser therefrom, shall in any event be effective unless the same shall be in writing and signed by CPS, the Issuer and the Note Purchaser.

         SECTION 8.02 NO WAIVER; REMEDIES. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement or any other Basic Document shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.03 BINDING ON SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon, and inure to the benefit of, the Issuer, the Purchaser, the Seller, the Servicer, the Note Purchaser and their respective successors and assigns; PROVIDED, HOWEVER, that none of the Issuer, the Purchaser, the Seller or the Servicer may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Note Purchaser. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

                  (b) The Note Purchaser may at any time grant a security interest in and Lien on all of its interests under this Agreement, the Notes and all Basic Documents to any Person who, at any time now or in the future, provides program liquidity or credit enhancement, including without limitation, a surety bond or financial guaranty insurance policy for the benefit of the Note Purchaser. The Note Purchaser may assign its Commitment or all of its interest under the Notes, this Agreement and the Basic Documents to (i) any Affiliate of the Note Purchaser at any time (ii) to any other Person at any time that a Default has occurred and is continuing and (iii) at any other time with the prior written consent of the Issuer. Notwithstanding the foregoing, it is understood and agreed by the Issuer that the Notes may be sold, transferred or pledged without the consent of the Issuer in compliance with, and as provided for under, SECTION 5.03(G). Notwithstanding any other provisions set forth in this Agreement, the Note Purchaser may at any time create a security interest in all of its rights under this Agreement, the Notes and the Basic Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  (c) If, on or after the date of this Agreement, the Note Purchaser reasonably determines that the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Note Purchaser with any request or directive issued on or after the date of this Agreement (whether or not having the force of law) of any such authority, central bank or comparable agency, has made or would be likely to make it unlawful for the Note Purchaser to purchase the Advances, hold the Notes or otherwise to perform the transactions contemplated to be performed by it pursuant to this Agreement and those contemplated to be performed by it pursuant to the Basic Documents to which the Note Purchaser is a party, then (i) the Note Purchaser shall so notify the Issuer; (ii) the obligation of the Note Purchaser to purchase Advances from time to time as contemplated hereunder shall be suspended; and (iii) the Note Purchaser may assign its rights and obligations hereunder and under the Basic Documents, the Notes and its interests therein pursuant to Section 8.03(b); provided that a Funding Termination Event shall occur if the Issuer or the Servicer fails to accept the proposed assignee chosen by the Note Purchaser.

         SECTION 8.04 TERMINATION; SURVIVAL. The obligations and responsibilities of the Note Purchaser created hereby shall terminate on the Termination Date. Notwithstanding the foregoing, all covenants, agreements, representations, warranties and indemnities made by the Servicer, the Seller, the Purchaser and/or the Issuer herein and/or in the Notes delivered pursuant hereto shall survive the purchase and the repayment of the Advances and the execution and delivery of this Agreement and the Notes and shall continue in full force and effect until all interest and principal on the Notes and other amounts owed hereunder and under the other Basic Documents have been paid in full and the commitment of the Note Purchaser hereunder has been terminated. In addition, the obligations of the Issuer under SECTIONS 3.02, 3.03, 3.04, 8.05, 8.11, 8.12 and 8.13 shall survive the termination of this Agreement.

         SECTION 8.05 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Note Purchaser, the Issuer and the Servicer, jointly and severally, hereby indemnify and hold the Note Purchaser and each of its officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith, as incurred (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Notes), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) as a result of, or arising out of, or relating to:

                           (i) any transaction financed or to be financed in whole or in part (including, without limitation, any Receivable constituting part of the Collateral), directly or indirectly, with the proceeds of any Advance including, without limitation, any claim, suit or action related to such transaction, which claim is based on a violation of Consumer Laws or any applicable vicarious liability statutes, or the use or operation of any Financed Vehicle by any Person; or

                           (ii) this Agreement or any other Basic Document, or the entering into and performance of this Agreement or any other Basic Document by any of the Indemnified Parties,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence, bad faith or willful misconduct and, with respect to the Servicer, excluding any Indemnified Liabilities that would constitute recourse to the Servicer for loss by reason of the bankruptcy, insolvency (or other credit condition) of, or credit-related default by the related Obligor on any Receivable and not arising from defaults by the related Obligor arising from a claim by the related Obligor that any part of the debt evidenced by the Receivables is not due as a result of wrongful action by any Person, such as a breach of Consumer Laws. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Issuer and the Servicer hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this SECTION 8.05 shall in no event include indemnification for any Taxes (which indemnification is provided in SECTION 3.04). Upon the written request of the Note Purchaser pursuant to this Section 8.05, the Issuer and the Servicer shall promptly reimburse the Note Purchaser for the amount of any such Indemnified Liabilities incurred by the Note Purchaser.

         SECTION 8.06 CHARACTERIZATION AS BASIC DOCUMENT; ENTIRE AGREEMENT. This Agreement shall be deemed to be a Basic Document for all purposes of the Indenture and the other Basic Documents. This Agreement, together with the Indenture, the Sale and Servicing Agreement, the documents delivered pursuant to
SECTION 6.01 and the other Basic Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

         SECTION 8.07 NOTICES. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and accompanied by telephonic confirmation of receipt.

         SECTION 8.08 SEVERABILITY OF PROVISIONS. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

         SECTION 8.09 TAX CHARACTERIZATION. Each party to this Agreement (a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all Federal, state and local income and franchise tax purposes, the Notes will be treated as evidence of indebtedness issued by the Issuer, (b) agrees to treat the Notes for all such purposes as indebtedness and (c) agrees that the provisions of the Basic Documents shall be construed to further these intentions.

         SECTION 8.10 FULL RECOURSE TO ISSUER. The obligations of the Issuer under this Agreement and the other Basic Documents shall be full recourse obligations of the Issuer. Notwithstanding the foregoing, no recourse shall be had for the payment of any amount owing in respect of this Agreement, including the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement, against any certificateholder, member, employee, officer, manager, director, affiliate or trustee of the Issuer; PROVIDED, HOWEVER, nothing in this SECTION 8.10 shall relieve any of the foregoing Persons from any liability that any such Person may otherwise have as expressly set forth in any Basic Document or for its gross negligence, bad faith or willful misconduct. Nothing contained in this Section shall limit or be deemed to limit any obligations of the Issuer, the Purchaser, the Seller or the Servicer hereunder or under any other Basic Document, which obligations are full recourse obligations of the Issuer, the Purchaser, the Seller and the Servicer, respectively.

         SECTION 8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 8.12 SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF

THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         SECTION 8.13 WAIVER OF JURY TRIAL. THE PARTIES HERETO EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

         SECTION 8.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument. Any signature page to this Agreement containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.

         SECTION 8.15 SET-OFF. The obligations of the Issuer, the Purchaser, the Seller and the Servicer hereunder are absolute and unconditional and each of the Issuer, the Purchaser, the Seller and the Servicer expressly waives any and all rights of set-off, abatement, diminution or deduction that the Issuer, the Purchaser, the Seller or the Servicer may otherwise at any time have under applicable law.

                  (b) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of such rights, during the continuance of any Event of Default hereunder:

                           (i) the Note Purchaser is hereby authorized at any time and from time to time, without notice to the Purchaser or the Issuer, such notice being hereby expressly waived, to set-off any obligation owing by the Note Purchaser or any of its Affiliates to the

         Purchaser or the Issuer, or against any funds or other property of the Purchaser or the Issuer, held by or otherwise in the possession of the Note Purchaser or any of its Affiliates, the respective obligations of the Purchaser and the Issuer to the Note Purchaser under this Agreement and the other Basic Documents and irrespective of whether or not the Note Purchaser shall have made any demand hereunder or thereunder; and

                           (ii) the Note Purchaser is hereby authorized at any time and from time to time, without notice to the Seller or the Servicer, such notice being hereby expressly waived, to set-off any obligation owing by the Note Purchaser or any of its Affiliates to the Seller or the Servicer, or against any funds or other property of the Seller or the Servicer held by or otherwise in the possession of the Note Purchaser or any of its Affiliates, the respective obligations of the Seller and the Servicer to the Note Purchaser under this Agreement and the other Basic Documents and irrespective of whether or not the Note Purchaser shall have made any demand hereunder or thereunder.

         SECTION 8.16 NONPETITION COVENANTS. Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date that is one year and one day after the day upon which the outstanding principal amount of the Notes has been reduced to zero and all Secured Obligations have been paid in full, acquiesce, petition or otherwise invoke or cause the Purchaser or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser or the Issuer.

         SECTION 8.17 SERVICER REFERENCES. All references to the Servicer herein shall apply to CPS, in its capacity as the initial Servicer, and not to a successor Servicer.

         SECTION 8.18 CONFIDENTIALITY; PRESS RELEASES. Unless required by law or regulation to do so, neither the Note Purchaser on the one hand, nor any of the Seller, the Servicer, the Purchaser or the Issuer on the other hand, shall publish or otherwise disclose any information relating to the material terms of the Commitment, any of the Basic Documents or the transactions contemplated hereby or thereby to any Person (other than its own advisors to the extent reasonably necessary) without the prior written consent of the other; provided that nothing herein shall be construed to prohibit any party from issuing a press release announcing the consummation of the transactions contemplated by the Basic Documents. Any party hereto issuing any such press release hereby agrees to provide the other parties hereto with a reasonable opportunity to review and comment on such press release prior to the issuance thereof. No party shall publish any press release naming the other party to which such other parties shall have reasonably objected. For avoidance of doubt, it is agreed that Seller is required by law (i) to report its entry into this Agreement and the other Basic Documents in a current report on Form 8-K of the Securities and Exchange Commission, which report must file as exhibits at least this Agreement, the Sale and Servicing Agreement, and the Indenture, and (ii) to make reference to such agreements and the Commitment in its periodic reports to be filed respecting time periods that include all or part of the Term. This confidentiality agreement shall apply to any and all information relating to the Commitment, any of the Basic Documents and the transactions contemplated hereby and thereby at any time on or after the date hereof.

                     [Remainder of Page Intentionally Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.


                                        PAGE THREE FUNDING LLC


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________



                                        Address:    16355 Laguna Canyon Road
                                                    Irvine, California  92618
                                        Attention:  Company Secretary
                                        Telephone:  949-753-6800
                                        Facsimile:  949-753-6897



                                        CONSUMER PORTFOLIO SERVICES, INC.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________



                                        Address:    16355 Laguna Canyon Road
                                                    Irvine, California  92618
                                        Attention:  Corporate Secretary
                                        Telephone:  (949) 785-6691
                                        Facsimile:  (888) 577-7923

                                        BEAR, STEARNS INTERNATIONAL LIMITED,
                                        AS NOTE PURCHASER


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        Bear, Stearns & Co. Inc.,
                                        as agent for Bear, Stearns International
                                        Limited
                                        383 Madison Ave., 10th Floor
                                        Attention:  Clark MacKenzie
                                        New York, New York  10179

                                        Telephone: 212-272-4076
                                        Facsimile:  917-849-1151

                                        w/ a copy to:

                                        Bear, Stearns & Co. Inc.,
                                        as agent for Bear, Stearns International
                                        Limited
                                        383 Madison Ave., 10th Floor
                                        Attention:  General Counsel
                                        New York, New York  10179

                                        Telephone: 212-272-7850
                                        Facsimile: 917-849-1072